SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2001


                             GLOBAL SOURCES LIMITED
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               (Exact Name of Registrant as Specified in Charter)

            Delaware                        333-41389            13-4020643
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  (State or Other Jurisdiction             (Commission         (IRS Employer
        of Incorporation)                   File No.)        Identification No.)


1055 Parsippany Boulevard, Suite 106, Parsippany, New Jersey            07054
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(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (917) 316-0399


342 Madison Avenue, Suite 942  New York, New York                     10173
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4. CHANGES IN CERTIFYING ACCOUNTANT

         On January 16, 2001, Richard A. Eisner & Company, LLP ("Eisner & Company") resigned as the independent accountant for Global Sources Limited (the "Company"). Eisner & Company was the accountant to the Company for the period from September 11, 2000 through and including January 16, 2001. During the period preceding the resignation of Eisner & Company, there were no disagreements with Eisner & Company regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner & Company, would have caused Eisner & Company to make reference to the subject matter of the disagreements in connection with any reports it might have issued on the consolidated financial statements of the Company. The Company requested that Eisner & Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated January 22, 2001, has been filed as an exhibit to this current report on Form 8-K.

         Effective January 18, 2001, the Company engaged Marcum & Kliegman LLP, Certified Public Accountants and Consultants, as the Company's independent public accountants. The appointment of Marcum & Kliegman LLP as the Company's auditors was approved by the Company's Board of Directors.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2001

                                GLOBAL SOURCES LIMITED,
                                a Delaware Corporation

                                By:/s/ John D. Mazzuto
                                   ------------------------
                                    Name: John D. Mazzuto
                                    Title: President and Chief Financial Officer


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                                  EXHIBIT INDEX


     Exhibit
       No.                               Description
     -----                               -----------

                    Letter dated January 22, 2001, from Richard A. Eisner &
       1            Company, LLP. to the Securities and Exchange Commission.